Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR ANY SECURITY ACQUIRED UPON ITS EXERCISE BEFORE [__].

THE SECURITIES REPRESENTED HEREBY (AND ANY SECURITIES ISSUED ON THE EXERCISE THEREOF) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF SILVER BULL RESOURCES, INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE LOCAL SECURITIES LAWS AND REGULATIONS, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE LOCAL SECURITIES LAWS AND REGULATIONS, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS DELIVERED TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUED ON THE EXERCISE THEREOF ARE PROHIBITED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

THE WARRANTS REPRESENTED HEREBY MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE SECURITIES ISSUED ON THE EXERCISE THEREOF MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE 1933 ACT.”

THE SECURITIES REPRESENTED HEREBY WILL BE VOID AFTER THE EXPIRY TIME AS DESCRIBED HEREIN. DO NOT DESTROY THIS CERTIFICATE.

FORM OF

WARRANT CERTIFICATE

WARRANTS TO PURCHASE COMMON SHARES OF

WESTERN MAGNESIUM CORP.

WARRANT CERTIFICATE NO. [__]	Certificate for [__] warrants, each entitling the Holder, subject to adjustment, to acquire one Common Share in the capital of Western Magnesium Corp.

THIS IS TO CERTIFY THAT for value received the holder, [__] (the “Holder”), is entitled to acquire in the manner herein provided one fully paid and non-assessable Common Share of Western Magnesium Corp. (the “Corporation”) for each of the warrants (the “Warrants”) represented by this certificate or by a replacement certificate (in either case, this “Warrant Certificate”). Unless otherwise stated, all references to sums of money in this Warrant Certificate are expressed in Canadian dollars.

The Warrants are exercisable at any time prior to 5:00 p.m. (Pacific Standard Time) on [__] (the “Expiry Time”).

The subscription price for each Common Share to be acquired upon exercise of each Warrant shall be CAD 0.19 (the “Exercise Price”), subject to the provisions and upon the terms and conditions referred to in this Warrant Certificate.

1. Interpretation

1.1 Where used in this Warrant Certificate, the following words and phrases have the following meanings:

(a)	“Common Shares” means common shares in the capital of the Corporation.

(b)	“Common Share Reorganization” means (i) a subdivision, redivision or change in the number of Common Shares at any time outstanding into a greater number of Common Shares, (ii) a reduction, combination or consolidation in the Common Shares at any time outstanding into a lesser number of Common Shares or (iii) any issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all of the holders of the Common Shares as a stock dividend or other distribution (other than as a distribution of Common Shares upon exercise of the Warrants, warrants or options previously issued by the Corporation or pursuant to the exercise of directors, officers or employee stock options granted under the Corporation’s stock option plans).

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(c)	“Corporation Reorganization” means any reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares or other securities (other than a Common Share Reorganization), including, without limitation, in connection with:

(i) a consolidation, amalgamation, arrangement, or merger of the Corporation with or into any other company; or

(ii) any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person or any exchange of Common Shares into securities of another company.

(d)	“Current Market Price” in respect of a Common Share, at any date means the volume weighted average price per Common Share, for the 20 consecutive trading days ending on the trading day preceding such date, on the TSX-V, or if the Common Shares are not then listed thereon, on such stock exchange on which the Common Shares are then listed as may be selected for such purpose by the board of directors of the Corporation or, if the Common Shares are not then listed on any stock exchange, then on the over-the-counter market. The weighted average price shall be determined by dividing the total value of all such Common Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total volume of Common Shares so sold; provided, that if there is no market for the Common Shares during all or part of such period during which the Current Market Price thereof would otherwise be determined, the Current Market Price in respect of a Common Share shall in respect of all or such part of the period, as the case may be, determined by the board directors of the Corporation acting reasonably and in good faith in their sole discretion.

(e)	“Securities Laws” means the securities legislation in each of the provinces of Canada and the rules and regulations made thereunder, the orders and policy statements of the securities commissions or other securities regulatory authorities in such jurisdictions, and the rules, regulations and policies of the TSX-V; or securities legislation in each of the states of the United States and the rules and regulations made thereunder, the orders and policy statements of the securities commissions or other securities regulatory authorities in such jurisdictions, and the rules, regulations and policies of the OTC, as the case may be.

(f)	“TSX-V” means the TSX Venture Exchange.

1.2. In the event that (a) the Expiry Time occurs on a day that is a Saturday, Sunday or civic or statutory holiday in Vancouver, British Columbia or (b) any day on or before which any action is required to be taken hereunder is a Saturday, Sunday or civic or statutory holiday in Vancouver, British Columbia, then the Expiry Time shall occur on or the action shall be required to be taken on or before the next succeeding day that is not a Saturday, Sunday or civic or statutory holiday in Vancouver, British Columbia.

2. Exercise of Warrants

2.1 The Warrants represented by this Warrant Certificate may be exercised by the Holder at any time prior to the Expiry Time, in whole or in part, by delivering to the office of the Corporation, at Suite 900 - 580 Hornby Street, Vancouver, BC, V6C 3B6, during its normal business hours:

(a)	a duly completed and executed Notice of Exercise in the form attached to this Warrant Certificate; and

(b)	a wire transfer, certified cheque or bank draft payable in US funds to or to the order of the Corporation in payment of the Exercise Price for the number of Warrants being exercised; and

(c)	this ORIGINAL Warrant Certificate.

2.2 Subject to the terms of this Warrant Certificate, upon exercise of Warrants, the person or persons in whose name or names the Common Shares issuable upon exercise of the Warrants are to be issued shall be deemed immediately for all purposes to be the holder or holders of record of such Common Shares and the Corporation will cause a certificate or certificates representing the Common Shares and, if applicable, any unexercised Warrants, to be delivered or mailed to the person or persons at the address or addresses specified in the applicable Notice of Exercise within seven days of receipt of the documents referred to in Section 2.1 above.

2.3 No fractional shares shall be issued and if the exercise of the Warrants represented hereby would result in the Holder being entitled to receive a fraction of a share, the Corporation shall instead issue upon the exercise the next lower whole number of Common Shares; provided, that such entitlement of the Holder to a fractional share may subsequently be exercised in combination with other rights which, in the aggregate, entitle the Holder to purchase a whole number of Common Shares. The Holder may from time to time subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in this Warrant Certificate. In the event that the Holder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Holder shall be entitled to the return of the certificate with a notation on the grid attached hereto showing the balance of the Common Shares which the Holder is entitled to purchase pursuant to the Warrant Certificate which were not then purchased.

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2.4 The Corporation covenants and agrees that:

(a)	all Common Shares issued upon the exercise of the rights represented by this Warrant Certificate will, upon payment of the Exercise Price, therefore, be duly authorized and validly issued as fully paid and non-assessable Common Shares, free and clear of all liens, charges, and encumbrances; and

(b)	from and after the date of this Warrant Certificate and otherwise during the period within which the rights represented by this Warrant Certificate may be exercised, the Corporation will at all times (to the extent necessary under applicable corporate law) have authorized and reserved for issuance a sufficient number of Common Shares to provide for the exercise of the Warrants represented by this Warrant Certificate; and

(c)	until the earlier of the Expiry Time or such time as the Warrants cease to be outstanding, it will use its commercially reasonable efforts to maintain (i) the listing of the Common Shares on the TSX-V and (ii) its status as a “reporting issuer” (or the equivalent thereof) not in default under the Securities Laws and file with and pay to the securities regulatory authorities in each of the jurisdictions of Canada wherein it is a “reporting issuer” or as may otherwise be required in a timely manner all reports and other documents required to be filed and all fees required to be paid by the Corporation under the Securities Laws.

2.5 If the Warrants represented by this Warrant Certificate have not been exercised prior to the Expiry Time, all rights under the Warrants represented hereby shall wholly cease and terminate and the Warrants shall be void and of no effect.

2.6 If the Warrants are exercised any time prior to [insert the date that is four months and one day after the closing date], the certificate or certificates representing the Common Shares to be issued upon such exercise will bear the following legends:

Canadian Legend

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [__].

TSX Restrictive Legend

WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [__].

The certificate or certificates representing the Common Shares to be issued upon exercise of the Warrants will bear the following legends:

U.S. Legend

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF WESTERN MAGNESIUM CORP. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE LOCAL SECURITIES LAWS AND REGULATIONS, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE LOCAL SECURITIES LAWS AND REGULATIONS, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS DELIVERED TO THE CORPORATION AND THE REGISTRAR AND TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION AND THE REGISTRAR AND TRANSFER AGENT TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.

Neither the Warrants or the Common Shares issuable upon exercise of the Warrants have been or will be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or under the laws of any state of the United States.

The Holder is advised to seek professional advice as to applicable resale restrictions.

3. Issue in Substitution for Lost Warrants

3.1 In case this Warrant Certificate shall become mutilated or be lost, destroyed or stolen, the Corporation, subject to applicable law and to Section 3.2 and upon a sworn statement of the Warrant holder, shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Warrant Certificate or in lieu of and in substitution for the lost, destroyed or stolen Warrant Certificate.

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3.2 The applicant for the issue of a new Warrant Certificate pursuant to this Section 3 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion acting reasonably and the applicant may also be required to furnish an indemnity in form satisfactory to the Corporation in its discretion acting reasonably, and shall pay the reasonable charges of the Corporation in connection therewith.

4. Adjustment of Subscription Rights

4.1 If and whenever at any time after the date hereof and prior to the Expiry Time there shall be a Corporation Reorganization, the Holder shall thereafter upon the exercise of the Warrants be entitled to receive, and shall accept, in lieu of the number of Common Shares to which the Holder was entitled to upon such exercise, the kind and amount of shares, other securities or property which the Holder would have been entitled to receive as a result of such Corporation Reorganization if the Holder had been the registered holder of the number of Common Shares on the record date or effective date thereof, as the case may be, to which the Holder was entitled to upon exercise of the Warrants. If necessary, appropriate adjustments shall be made in the application of the provisions set out herein with respect to the rights and interests of the Holder after the consummation of the Corporation Reorganization to the end that the provisions set out herein shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants represented hereby.

4.2 If and whenever at any time after the date hereof and prior to the Expiry Time:

(a)	a Common Share Reorganization takes place and the Holder holds Warrants that have not been exercised on or prior to the effective date or record date of such Common Share Reorganization, as the case may be, upon the exercise of such right thereafter then the Holder shall be entitled to receive and shall accept in lieu of the number of Common Shares which would otherwise then have been subscribed for by the Holder, at the Exercise Price as adjusted in accordance with Section 4.2(b), the aggregate number of Common Shares or other securities convertible into or exchangeable for Common Shares, or both, that the Holder would have been entitled to receive as a result of such Common Share Reorganization, on such record date or effective date, as the case may be, had the Holder been the registered holder of the number of Common Shares so subscribed for; and

(b)	the Exercise Price in effect on the effective date (subject to the last sentence of this Section 4.2(b)) of such Common Share Reorganization shall be adjusted by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the number of Common Shares outstanding immediately following such event. For the purposes of the adjustment contemplated hereby, the expression “number of Common Shares outstanding” at any time shall include all Common Shares issuable upon exercise of all outstanding rights to acquire Common Shares, the exercise of which is not subject to any condition or limitation which has not been satisfied at that time. Any such issue of Common Shares by way of a stock dividend will be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under this Section 4.2 (b).

4.3 If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall fix a record date for the issuance or distribution to all or substantially all of the holders of Common Shares of: (i) securities of the Corporation, including without limitation shares, rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares; (ii) evidences of indebtedness(including indebtedness of the Corporation); or (iii) property or other assets of the Corporation, and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), then the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution by multiplying the Exercise Price in effect on such record date by a fraction:

(a)	the numerator of which shall be:

	(i)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of a Common Share on such record date, less

	(ii)	the aggregate fair market value, as determined by the board of directors of the Corporation, of the securities, evidence of indebtedness or property or other assets issued or distributed in the Special Distribution, and

(b)	the denominator of which shall be the product of the number of Common Shares outstanding on such record date and the Current Market Price of a Common Share on such record date.

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4.4 Notwithstanding anything to the contrary set forth in this Warrant Certificate, if, in the opinion of the board of directors of the Corporation, acting reasonably, at any time prior to the Expiry Time the Corporation takes any other action affecting its capital:

(a)	to which the foregoing provisions of Sections 4.1, 4.2 or 4.3 are not strictly applicable or, if strictly applicable, would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof; or

(b)	which would otherwise materially affect the rights of the Holder hereunder,

then the board of directors of the Corporation has the right, subject to any requisite regulatory approval, to adjust such rights as aforesaid in such a manner as the board of directors of the Corporation, acting reasonably, determines is equitable in the circumstances.

4.5 The adjustments provided for herein:

(a)	are cumulative and shall apply to successive events resulting in any adjustment under Sections 4.1, 4.2, 4.3 or 4.4; and

(b)	are intended to preserve the economic value of the Warrants, not to enhance or diminish their value; and

(c)	shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent but shall not be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price; provided, however, that any adjustments which, except for the provisions of this Section 4.5(c) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment; and

(d)	shall, in respect of the Common Shares to be issued to the Holder on the exercise of the Warrants, not be required unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which, except for the provisions of this Section 4.5 (d) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

4.6 In any case of an event for which an adjustment shall be effective immediately after a record date for an event referred to herein, the Corporation may defer, until the completion of such an event, issuing to the Holder of any Warrant exercised after such record date and before the completion of such event the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation shall deliver or cause to be delivered to the Holder an appropriate instrument evidencing such Holder’s right, upon the completion of the event requiring the adjustment, to receive the additional Common Shares and the right to receive any dividends or other distributions which, but for the provisions of this Section 4.7, such person or persons would have been entitled to receive in respect of such additional Common Shares from and after the date that the Warrant was exercised in respect thereof.

4.7 At least 10 days prior to the effective date or record date, as the case may be, of any event which requires or may require adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price or the number of Common Shares which are purchasable upon the exercise thereof, or such longer period of notice as the Corporation is otherwise by law required to provide holders of Common Shares in respect of any such event, the Corporation shall notify the Holder of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In the event that the adjustment for which such notice has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable notify the Holder of the adjustment and the computation of such adjustment. On the happening of each and every such event, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

4.8 If the Corporation shall set a record date to determine the holders of the shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

4.9 In the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is affected.

4.10 Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any computation under Sections 4.1, 4.2 or 4.3.

4.11 Any question arising with respect to the adjustments provided herein shall be conclusively determined by the auditors of the Corporation(or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the board of directors of the Corporation), who shall have access to all necessary records of the Corporation or, if requested in writing by the Holder, by a single arbitrator pursuant to the Commercial Arbitration Act (British Columbia), and the determination by the auditors or of such accountants or arbitrator, as applicable, shall be binding upon the Corporation and the Holder. Notwithstanding the foregoing, if the Common Shares are listed on the TSX-V, such determination shall be subject to the prior written approval of the TSX-V.

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5. Transfer of Warrants

5.1 The Warrants evidenced by this Warrant Certificate may only be transferred in accordance with applicable securities laws and the rules of any stock exchange upon which the Common Shares are listed.

5.2 Subject to the terms hereof, the Warrants represented hereby may be transferred by the Holder at any time and from time to time until the Expiry Time, in whole or in part, by delivery of this Warrant Certificate and a Notice of Transfer in the form attached hereto completed and signed by the Holder and the transferee to the office of the Corporation, Suite 900 - 580 Hornby Street, Vancouver, BC, V6C 3B6, during its normal business hours, and, subject thereto, may be transferred on the register kept at the offices of the Corporation. No transfer of these Warrants shall be made if in the opinion of the counsel to the Corporation, such transfer would result in the violation of any applicable securities laws.

6. Miscellaneous

6.1 The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the Holder thereof a holder of Common Shares of the Corporation or entitle the Holder to any rights as a holder of Common Shares, including without limitation, voting rights.

6.2 The Holder may, upon surrender of this Warrant Certificate at the office of the Corporation located at Suite 900 - 580 Hornby Street, Vancouver, BC, V6C 3B6, exchange this Warrant Certificate for other Warrant Certificates evidencing Warrants entitling the holder to receive in the aggregate the same number of Common Shares as may be acquired pursuant to the Warrants evidenced by this Warrant Certificate.

6.3 Any notice or other communication (a “Communication”) to be made or given in connection with this Warrant Certificate shall be made or given in writing and may be made or given by personal delivery, by registered mail addressed to the recipient at its address provided on the first page of this Warrant Certificate or such other address or individual as may be designated by it by notice given in accordance with this Section 6.3. Any Communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the fourth day, other than a Saturday, Sunday or civic or statutory holiday in Vancouver, British Columbia, following the deposit thereof in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of the mail, any such Communication shall not be mailed but shall be made or given by personal delivery.

6.4 Time is of the essence hereof.

6.5 This Warrant Certificate shall be exclusively governed by and interpreted in accordance with the laws from time to time in force in British Columbia and the laws of Canada applicable thereto.

6.6 If a court or other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Warrant Certificate is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained in this Warrant Certificate shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Warrant Certificate would fail in its essential purpose.

6.7 This Warrant Certificate ensures to the benefit of the Holder and its successors and permitted assigns and is binding upon the Corporation and its successors.

WESTERN MAGNESIUM CORP., intending to be contractually bound, has caused this Warrant Certificate to be signed by its duly authorized officer as of [__].

By:
Karim Alameddine, Corporate Secretary
WESTERN MAGNESIUM CORPORATION

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NOTICE OF EXERCISE

TO:	WESTERN MAGNESIUM CORP. (the “Corporation”)

Capitalized terms not defined herein have the meaning set out in Warrant Certificate No. [__] of the Corporation dated [__] (the “Warrant Certificate”).

The undersigned holder of the Warrants represented by the enclosed Warrant Certificate hereby exercises the right provided for in the Warrants to purchase ___________ Common Shares in the capital of the Corporation issuable on the exercise of the Warrants and encloses the amount of CAD 0.19 per Common Share (or the adjusted Exercise Price at which the undersigned is entitled to purchase such shares as provided in this Warrant Certificate) by way of certified cheque or recognized bank draft made payable to or to the order of the Corporation.

[ ]	Subject to certain limited exceptions, (i) the Warrants may not be exercised within the “United States”, or by or for the account or benefit of a person in the “United States” or a “U.S. Person” (as such terms are defined in Rule 902 of Regulation S promulgated under the United States Securities Act of 1933, as amended), and (ii) no Common Shares issuable upon exercise of the Warrants will be delivered to any address in the United States.

[ ]	The undersigned holder (i) is the original purchaser of the Warrants pursuant to the Unit Offering, (ii) completed the “U.S. Investor Certificate” attached to the Subscription Agreement, (iii) is exercising the Warrants for its own account and benefit or for the account and benefit of a disclosed principal that was named in the Subscription Agreement, (iv) is, and such disclosed principal, if any, is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 at the time of exercise of these Warrants, and (v) the representations and warranties of the holder made in the Subscription Agreement, including the U.S. Investor Certificate, remain true and correct as of the date of exercise of these Warrants.

[ ]	The undersigned holder has delivered to the Corporation an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance reasonably satisfactory to the Corporation) to the effect that the exercise of the Warrants and delivery of the Warrant Shares are exempt from the registration requirements of the Securities Act of 1933 and any applicable securities laws of any state of the United States.

The undersigned hereby irrevocably directs that such Common Shares be issued and delivered as follows:

Name(s) in Full	Address(es)*	Number(s) of Common Shares

Please print in full the name in which certificates are to be issued.

DATED this ____ day of _______, 20__.

Witness	Signature of Holder

Name of Holder

Address of Holder

[  ] Please check box if these certificates are to be delivered to the office where this Warrant Certificate is surrendered, failing which the certificate

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TRANSFER OF WARRANTS

Capitalized terms not defined herein have the meaning set out in Warrant Certificate No. [__] of WESTERN MAGNESIUM CORP. (the “Corporation”) dated [__] (the “Warrant Certificate”).

FOR VALUE RECEIVED, the undersigned transferor (the “Transferor”) hereby sells, assigns, and transfers unto

______________________________________________________________ (the “Transferee”)

(NAME)

_____________________________________________________________________________________________

(ADDRESS)

Warrants registered in the name of the undersigned represented by the enclosed Warrant Certificate and hereby irrevocably constitutes and appoints

_____________________________________________________________________________________________

(THIS SPACE SHOULD BE LEFT BLANK)

_____________________________________________________________________________________________
THE ATTORNEY OF THE UNDERSIGNED TO TRANSFER THE SAID WARRANTS ON THE APPROPRIATE REGISTER OF THE CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES

DATED: ____________________________________________________________

(Signature of Witness)	(Signature of Transferor)

(Witness Name – Please Print)	(Name of Transferor – Please Print)

(Signature of Transferee)

(Name of Transferee – Please Print)

The Transferee, by executing this instrument, agrees to be bound by the terms of the enclosed Warrant Certificate.

DATED the _____ day of _____________________, 20___.

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Instructions:

1.	The signature of the Warrant holder must be the signature of the person appearing on the face of the Warrant Certificate and must be guaranteed by a Schedule “1” major chartered bank, a trust company, or a member of an acceptable medallion guarantee program. The Guarantor must affix a stamp bearing the actual words “Signature Medallion Guaranteed”.

Please note – Signature guarantees are not accepted from treasury branches or credit unions unless they are members of the Stamp Medallion Program.

2.	If the Transfer Form is signed by an agent, trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3.	The Warrants shall only be transferable in accordance with applicable laws.

WARRANT EXERCISE GRID

Warrant Shares Issued	Warrant Shares Available	Initials of Authorized Officer

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